Exhibit 99.2

Popular Enters into Agreement to Acquire Key Customer Channels;

Renegotiates Existing Commercial Contracts with Evertec

SAN JUAN, Puerto Rico – (BUSINESS WIRE) – February 24, 2022 – Popular, Inc. (“Popular” or the “Corporation”) (NASDAQ: BPOP) announced today its entry, along with its wholly owned subsidiary, Banco Popular de Puerto Rico (“BPPR”), into a definitive agreement with Evertec, Inc. (“Evertec”) and Evertec Group, LLC, a wholly owned subsidiary of Evertec, to acquire assets and assume liabilities used by Evertec to service certain BPPR channels. Popular expects the acquisition will accelerate the Corporation’s ongoing digital transformation and continue improving the experience of its clients.

In connection with the closing of the acquisition, Popular and BPPR will also amend and extend important service agreements pursuant to which Evertec provides, among other services, information technology and payment processing services. The amendments of these contracts will eliminate service exclusivities and are projected to reduce service costs as a result of discounted pricing and lowered caps on contractual pricing escalators tied to the Consumer Price Index. The amendments are also expected to improve Popular’s ability to meet its customer needs in a timely manner and increase optionality to develop and enhance technology platforms and select service vendors.

In addition, at the closing of the acquisition, BPPR also will amend and extend the agreement that governs its merchant acquiring relationship with Evertec. The new agreement will provide BPPR with revenue sharing, strengthening BPPR’s relationship with Evertec in payments.

At or after closing, Popular anticipates adding approximately 175 employees and contractors that support the servicing of the key channels, strengthening and deepening Popular’s in-house technology bench.

The total consideration to be paid for the transaction will be $196.6 million, to be paid by delivering 4,588,955 shares of Evertec common stock held by Popular and valued at $42.84 per share. After the completion of the transaction, Popular’s ownership stake in Evertec is expected to be approximately 10.5%. In connection with the transaction, Popular has also agreed to reduce its voting interest in Evertec below 4.5%, whether through selling shares of Evertec common stock or a conversion of such shares into non-voting preferred stock. Popular expects to sell down its stake in Evertec below 4.5% following the closing and intends to return to shareholders, via common stock repurchases, the after-tax gains resulting from such sale, subject to the receipt of regulatory approvals.

The use of Evertec shares as consideration for the transaction, assuming a share price of $41.13 (its closing price on February 23, 2022), would result in an after-tax gain of approximately $135 million. In addition, the effect of the expected subsequent sell-down or conversion of shares to reduce Popular’s participation in Evertec below 4.5% is estimated to be $215 million in after-tax gains, assuming the same value per share.

Excluding these gains, the financial benefits of the transaction during the first full year are expected to be offset as a result of the elimination of Popular’s earnings from its equity investment in Evertec and the subsequent further reduction in Popular’s voting ownership stake. However, the financial effect of the transaction is expected to be accretive during future years due to, among other things, incremental merchant acquiring revenue sharing income and future price reductions in continuing services.

“The financial technology space is evolving rapidly. The increased expectations to digitize and improve our customer experience requires that we constantly assess and invest in our capabilities. This transaction will enhance our client experience and allow us greater flexibility to meet our customer demands. Evertec will continue to be a key strategic partner and we look forward to working together to build on our payments strategy,” said Ignacio Alvarez, President and Chief Executive Officer of Popular, Inc.

Mac Schuessler, Evertec’s President and Chief Executive Officer said “This transaction represents the next step in a multi-year strategy that started back in 2015 of repositioning Evertec as a premier payment player in the region and an essential partner to Banco Popular solidifying our relationship with our largest client.”

The transaction, which is expected to close on or about June 30, 2022, is subject to certain closing conditions.

J.P. Morgan Securities LLC is serving as financial advisor to Popular, with Sullivan and Cromwell LLP, Pillsbury Winthrop Shaw Pittman LLP and Pietrantoni Méndez & Alvarez LLC acting as legal advisors.

Popular is filing an investor presentation to provide supplemental information regarding the transaction. The investor presentation is available at Popular, Inc.’s website (www.popular.com).

About Popular, Inc.

Popular, Inc. (NASDAQ: BPOP) is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. Virgin Islands. Popular also offers in Puerto Rico auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those about Popular’s planned acquisition of certain assets and assumption of certain liabilities from Evertec and the transactions described in this press release (the “Transaction”) and the Corporation’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on the current expectations of Popular’s management and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include, without limitation, the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings, new accounting standards on the Corporation’s financial condition and results of operations, the scope and duration of the COVID-19 pandemic (including the appearance of new strains of the virus), actions taken by governmental authorities in response thereto, and the direct and indirect impact of the pandemic on the Corporation, our customers, service providers and third parties. Other factors include the length of time necessary for Popular to consummate the Transaction, the ability to satisfy the conditions to the closing thereof, the receipt of any regulatory approvals necessary to effect the Transaction and the contemplated return to shareholders of net gains resulting from a sale of Evertec shares effected in connection with the consummation of the Transaction, the ability to successfully transition and integrate the assets acquired as part of the Transaction, related operations, employees and third party contractors, unexpected costs, including, without limitation, costs due to exposure to any unrecorded liabilities or issues not identified during the due diligence investigation of the Transaction or that are not subject to indemnification or reimbursement by Evertec, risks that Popular may be affected by operational and other risks arising from the acquisition of the acquired assets or by adverse effects on relationships with customers, employees and service providers and business and other risks arising from the extension of Popular’s current commercial agreements with Evertec. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect Popular’s future results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2020 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, and in our Annual Report on Form 10-K for the year ended December 31, 2021 to be filed with the Securities and Exchange Commission. Our filings are available on Popular’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). Popular assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

Contacts

Popular, Inc.

Investor Relations:

Paul J. Cardillo, 212-417-6721

Investor Relations Officer

pcardillo@popular.com

or

Media Relations:

María Cristina González Noguera, 917-804-5253

Executive Vice President and Chief Communications & Public Affairs Officer

mc.gonzalez@popular.com

Financial (English): P-EN-FIN